HINES REAL ESTATE INVESTMENT TRUST, INC.

Up to $3,500,000,000 in Shares of Common Stock

DEALER MANAGER AGREEMENT

June 30, 2008

Hines Real Estate Securities, Inc.
Suite 4700
2800 Post Oak Boulevard
Houston, Texas 77056-6118

Ladies and Gentlemen:

Hines Real Estate Investment Trust, Inc., a Maryland corporation (the “Company”), is registering for public sale a maximum of $3,500,000,000 in shares (the “Shares”) of its common stock, $.001 par value per Share (the “Offering”). $3,000,000,000 in Shares will be offered to the public at the price set forth in the Prospectus (as defined in Section 1.1 below), and $500,000,000 in Shares will be offered pursuant to the Company's dividend reinvestment plan at the price set forth in the Prospectus. The minimum purchase for the Shares shall be $2,500 except as otherwise indicated in the Prospectus or in any letter or memorandum from the Company to Hines Real Estate Securities, Inc. (the “Dealer Manager”).

The Company's board of directors may in its discretion change the offering price of the Shares from time to time, and therefore the number of Shares being offered in this Offering, through one or more supplements or amendments to the Prospectus and/or post-effective amendments to the Registration Statement (as defined in Section 1.1 below).  It is anticipated that the Dealer Manager will enter into Selected Dealer Agreements in the form attached to this Dealer Manager Agreement as Exhibit “A” with other broker-dealers participating in the Offering (each dealer being referred to herein as a “Dealer” and said dealers being collectively referred to herein as the “Dealers”).  With respect to investments by customers from whom Dealers receive a fee for their services (“Advisory Fee Sales”), Dealers shall not receive selling commissions from the Dealer Manager.  With respect to investments by customers from whom Dealers do not  receive a fee for their services (“Commission Sales”), Dealers shall receive selling commissions from the Dealer Manager.  This Dealer Manager Agreement shall relate only to the Shares registered with the Securities and Exchange Commission (the “SEC”) pursuant to the Registration Statement.  In the event of any change in the purchase price of the Shares being offered and sold in this Offering, the Company shall notify the Dealer Manager in writing, in which event this Dealer Manager Agreement shall be deemed amended to the extent required to reflect such change in the purchase price of the Shares, and the Dealer Manager shall notify the Dealers of such change in the purchase price of the Shares pursuant to the terms of the Selected Dealer Agreements.  The Company shall have the right to approve any material modifications or addendums to the form of the Selected Dealer Agreement. Terms not defined herein shall have the same meaning as in the Prospectus. In connection therewith, the Company hereby agrees with the Dealer Manager, as follows:

1.           Representations and Warranties of the Company

The Company represents and warrants to the Dealer Manager and each Dealer with whom the Dealer Manager enters into a Selected Dealer Agreement that:

1.1           A registration statement covering the Shares has been prepared by the Company in accordance with applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations (the “Rules and Regulations”) of the SEC promulgated thereunder. Copies of such registration statement and each amendment thereto have been or will be delivered to the Dealer Manager. The registration statement and prospectus contained therein, when declared effective by the SEC, and as may be revised, amended or modified from time to time thereafter by any amendments (as to the registration statement) and/or supplements (as to the prospectus), are respectively hereinafter referred to as the “Registration Statement” and the “Prospectus.”

1.2           The Company has been duly and validly organized and formed as a corporation under the laws of the State of Maryland, with the power and authority to conduct its business as described in the Prospectus.

1.3           The Registration Statement and Prospectus comply with the Securities Act and the Rules and Regulations, and the Prospectus and any and all authorized sales materials prepared or approved by the Company for use with potential investors in connection with the Offering (“Authorized Sales Materials”), when used in conjunction with the Prospectus, do not contain any untrue statements of material facts or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the foregoing provisions of this Section 1.3 will not extend to such statements contained in or omitted from the Registration Statement or Prospectus or Authorized Sales Materials as are primarily within the knowledge of the Dealer Manager or any of the Dealers and are based upon information either (a) furnished by a Dealer in writing to the Dealer Manager or the Company, or (b) furnished by the Dealer Manager in writing to the Company specifically for inclusion therein.

1.4           The Company intends to use the funds received from the sale of the Shares as set forth in the Prospectus.

1.5           No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Dealer Manager Agreement or the issuance and sale by the Company of the Shares, except such as may be required under the Securities Act or applicable state securities laws.

1.6           There are no actions, suits or proceedings pending or to the knowledge of the Company, threatened against the Company at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which will have a material adverse effect on the business or property of the Company.

1.7           The execution and delivery of this Dealer Manager Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Dealer Manager Agreement by the Company will not conflict with or constitute a default under any charter, by-law, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Dealer Manager Agreement may be limited under applicable securities laws.

1.8           The Company has full legal right, power and authority to enter into this Dealer Manager Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Dealer Manager Agreement may be limited under applicable securities laws.

1.9           The Shares, when subscribed for, paid for and issued, will be duly and validly issued, fully paid and non-assessable and will conform to the description thereof contained in the Prospectus; no holder thereof will be subject to personal liability for the obligations of the Company solely by reason of being such a holder; such Shares are not subject to the preemptive rights of any shareholder of the Company; and all corporate action required to be taken for the authorization, issuance and sale of such Shares shall have been validly and sufficiently taken.

1.10           The Company is not in violation of its Articles of Incorporation or its Bylaws.

1.11           The financial statements of the Company filed as part of the Registration Statement and those included in the Prospectus present fairly in all material respects the financial position of the Company as of the date indicated and the results of its operations for the periods indicated; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.

1.12           The Company does not intend to conduct its business so as to be an “investment company” as that term is defined in the Investment Company Act of 1940, as amended, and the rules and regulation thereunder, and it will exercise reasonable diligence to ensure that it does not become an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

2.           Covenants of the Company

The Company covenants and agrees with the Dealer Manager that:

2.1           It will prepare and file with the SEC and each appropriate state securities commission, at no expense to the Dealer Manager, the Registration Statement, including all amendments and exhibits thereto. In addition, it will furnish the Dealer Manager, at no expense to the Dealer Manager, with such number of printed copies of the Registration Statement, including all amendments or supplements and exhibits thereto, as the Dealer Manager may reasonably request. It will similarly furnish to the Dealer Manager and others designated by the Dealer Manager as many copies as the Dealer Manager may reasonably request in connection with the offering of the Shares of: (a) the Prospectus in preliminary and final form and every form of supplemental or amended Prospectus; and (b) this Dealer Manager Agreement.

2.2           It will prepare and file the Authorized Sales Materials with the appropriate regulatory authorities, at no expense to the Dealer Manager.  In addition, it will furnish the Dealer Manager, at no expense to the Dealer Manager, with such number of printed copies of Authorized Sales Materials as the Dealer Manager may reasonably request.

2.3           It will furnish such proper information and execute and file such documents as may be necessary for the Company to qualify the Shares for offer and sale under the securities laws of such jurisdictions in the United States as the Dealer Manager may reasonably designate and will file and make in each year such statements and reports as may be required. The Company will furnish to the Dealer Manager a copy of such papers filed by the Company in connection with any such qualification.

2.4           It will use its best efforts to cause the Registration Statement to become effective with the SEC and each state securities commission which it deems appropriate in its sole discretion. If at any time the SEC or any state securities commission shall issue any stop order suspending the effectiveness of the Registration Statement, and to the extent the Company determines that such action is in the best interest of its shareholders, it will use its best efforts to obtain the lifting of such order at the earliest possible time.

2.5           If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of either the Company or the Dealer Manager, the Prospectus or any other prospectus then in effect would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and will effect the preparation of an amended or supplemental prospectus which will correct such statement or omission. The Company will then promptly prepare such amended or supplemental prospectus or prospectuses as may be necessary to comply with the requirements of Section 10 of the Securities Act.

2.6           Each of the representations and warranties contained in this Dealer Manager Agreement are true and correct and the Company will comply with each covenant and agreement contained in this Dealer Manager Agreement.

2.7           It will be duly qualified to do business as a foreign corporation in each jurisdiction in which it will own or lease property of a nature, or transact business of a type, that will make such qualification necessary.

2.8           It has elected to be treated as, and intends to satisfy the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), for qualification of the Company as, a real estate investment trust. The Company will exercise reasonable diligence to operate the business of the Company so as to comply with such requirements.

3.           Obligations and Compensation of Dealer Manager

3.1           The Company hereby appoints the Dealer Manager as its agent and principal distributor for the purpose of selling for cash up to a maximum of up to $3,500,000,000 in Shares through the Dealers, all of whom shall be members of the Financial Industry Regulatory Authority (“FINRA”). The Dealer Manager may also sell Shares for cash directly to its own clients and customers and employees (and certain family members) of the Company and the Dealer Manager and their affiliates subject to the terms and conditions stated in the Prospectus. The Dealer Manager hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Shares on said terms and conditions. The Dealer Manager represents to the Company that it is a member of FINRA and that it and its employees and representatives have all required licenses and registrations to act under this Dealer Manager Agreement.

3.2           Promptly after the effective date of the Registration Statement, but in no event prior to the effective date of the Registration Statement, the Dealer Manager and the Dealers shall commence the offering of the Shares for cash to the public in jurisdictions in which the Shares are registered or qualified for sale or in which such offering is otherwise permitted. The Dealer Manager and the Dealers will suspend or terminate offering of the Shares upon request of the Company at any time and will resume offering the Shares upon subsequent request of the Company.

3.3           Except as otherwise provided in the “Plan of Distribution” section of the Prospectus, as compensation for the services rendered by the Dealer Manager, the Company agrees that it will pay to the Dealer Manager selling commissions in the amount of up to 7.0% of the gross proceeds of Shares sold to the public by Dealers in Commission Sales, plus a dealer manager fee in the amount of 2.2% of the gross proceeds of Shares sold to the public by Dealers in Commission Sales. No selling commissions or dealer manager fee shall be paid with respect to Shares sold (a) pursuant to the Company's dividend reinvestment plan, or (b) in Advisory Fee Sales. The Company will not be liable or responsible to any Dealer for direct payment of commissions to any Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of commissions to Dealers. In addition, Hines Advisors Limited Partnership, the Company’s advisor (“Advisor”) may reimburse the Dealer Manager for certain employee compensation and other expenses relating to the Offering as described in the Prospectus, including but not limited to, reimbursement of up to 0.5% of gross proceeds for bona fide due diligence expenses incurred by the Dealer Manager or any Dealer. The Advisor shall reimburse the Dealer Manager for any marketing fees paid with respect to Advisory Fee Sales.  The Advisor may also reimburse the Dealer Manager for reimbursements that the Dealer Manager makes to Dealers to defray marketing and other distribution related costs and expenses of the Dealers’ participation in the offering.  The Advisor shall have the right to require the Dealer Manager and any Dealer to provide a detailed and itemized invoice as a condition to any such reimbursement. The Company and the Advisor may change these commissions and fees, in their discretion, at any time upon 30 days written notice to the Dealer Manager, in which event the Dealer Manager shall so notify the Dealers of such change in accordance with the terms of the Selected Dealer Agreements. Notwithstanding the foregoing provisions of this Section 3.3, the Advisor shall not reimburse the Dealer Manager for amounts in excess of 0.8% of the gross proceeds of the Offering, excluding up to an additional 0.5% of gross proceeds for bona fide due diligence expenses incurred by the Dealer Manager or any Dealer; provided, however, that the Advisor may pay additional reimbursements to the Dealer Manager but only in an amount and to the extent that the selling commissions and dealer manager fees paid in connection with the Offering aggregate less than 9.2% of the gross proceeds.

3.4           The Dealer Manager represents and warrants to the Company and each person who signs the Registration Statement that the information under the caption “Plan of Distribution” in the Prospectus and all other information furnished to the Company by the Dealer Manager in writing expressly for use in the Registration Statement, the Prospectus, or any Authorized Sales Materials does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

3.5           The Dealer Manager represents and warrants to the Company that it will not use any sales literature not authorized and approved by the Company or use any “broker-dealer use only” materials with members of the public in connection with the offer or sale of Shares. The Dealer Manager further represents and warrants to the Company that it shall promptly (a) notify the  Dealers of any supplement or amendment to the Prospectus or Authorized Sales Materials, and (b) supply the Dealers with reasonable quantities of the Prospectus, any Authorized Sales Materials and any supplements or amendments thereto, to the extent provided to the Dealer Manager by the Company.  In addition, the Dealer Manager represents and warrants to the Company that, in connection with the sale of Shares to customers of the Dealer Manager in transactions pursuant to which the Dealer Manager rather than a Dealer is acting as the broker-dealer of record, it will deliver or make available a copy of the Prospectus as provided to the Dealer Manager by the Company from time to time prior to or simultaneously with the first solicitation of an offer to sell Shares to an investor in connection with the offer or sale of Shares.

4.           Indemnification

4.1           The Company will indemnify and hold harmless the Dealer Manager, its officers and directors and each person, if any, who controls the Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from and against any losses, claims, damages or liabilities, joint or several, to which the Dealer Manager, its officers, directors, or any such controlling person may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement (including the Prospectus as a part thereof), (ii) Authorized Sales Materials (when read in conjunction with the Prospectus) or (iii) any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”), or (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof),  Authorized Sales Materials (when read in conjunction with the Prospectus), or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Company will reimburse the Dealer Manager, and its officers and directors and controlling persons, for any reasonable legal or other expenses reasonably incurred by the Dealer Manager, and its officers and directors and controlling persons, in connection with investigating or defending such loss, claim, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Dealer Manager for use in the Registration Statement, the Prospectus, such Authorized Sales Materials or any such Blue Sky Application; and further provided that the Company will not be liable in any such case if it is determined that the Dealer Manager had knowledge of the untrue statement or alleged untrue statement or omission or alleged omission giving rise to or resulting in such loss, claim, damage, liability or action.

4.2           The Dealer Manager will indemnify and hold harmless the Company its officers and directors (including any persons named in any of the Registration Statements with his consent, as about to become a director), each person who has signed any of the Registration Statements and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained in the Registration Statement (including the Prospectus as a part thereof), Authorized Sales Materials (when read in conjunction with the Prospectus), or any Blue Sky Application, or (b) the omission to state in the Registration Statement (including the Prospectus as a part thereof), Authorized Sales Materials (when read in conjunction with the Prospectus) or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case described in clauses (a) and (b) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Registration Statement, the Prospectus, such Authorized Sales Materials or any such Blue Sky Application, or (c) any failure by the Dealer Manager to comply with its obligations contained in Section 3.5 hereof, or (d) any untrue statement made by the Dealer Manager or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares, or (e) any material violation of this Agreement by the Dealer Manager, or (f) any failure by the Dealer Manager to comply with applicable laws governing money laundry abatement and anti-terrorist financing efforts, including applicable rules of FINRA, including the NASD Conduct rules, SEC Rules and the USA PATRIOT Act of 2001, or (g) any other failure by the Dealer Manager to comply with applicable rules of FINRA, including the NASD Conduct rules or SEC Rules. The Dealer Manager will reimburse the aforesaid parties, in connection with investigation or defending such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Dealer Manager may otherwise have.

4.3           The Company and the Dealer Manager will jointly and severally indemnify and hold harmless each Dealer, its officers and directors and each person, if any, who controls such Dealer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any losses, claims, damages or liabilities, joint or several, to which such Dealer, its officers and directors, or any such controlling person may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as a part thereof), Authorized Sales Materials (when read in conjunction with the Prospectus) or any Blue Sky Application, or (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof), Authorized Sales Materials (when read in conjunction with the Prospectus) or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company and the Dealer Manager will reimburse Dealers and their officers and directors and controlling persons, for any reasonable legal or other expenses reasonably incurred by such Dealers and their officers and directors and controlling persons, in connection with investigating or defending such loss, claim, damage, liability or action; provided that the Company and the Dealer Manager will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of the Dealers specifically for use in the preparation of the Registration Statement, the Prospectus, such Authorized Sales Materials or any such Blue Sky Application; and further provided that neither the Company nor the Dealer Manager will be liable in any such case if it is determined in a legal proceeding that the Dealers had knowledge of the matter or event giving rise to or resulting in such loss, claim, damage, liability or action.

Notwithstanding the foregoing, as required by Section II.G. of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. (the “NASAA REIT Guidelines”), the indemnifications and agreements to hold harmless are further limited to the extent that no such indemnification by the Company of the Dealer Manager, or its officers, directors or control persons, pursuant to Section 4.1 above or by the Company or the Dealer Manager of a Dealer, or its officers, directors or control persons, pursuant to this Section 4.3 shall be permitted under this Agreement for, or arising out of, an alleged violation of federal or state securities laws, unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered or sold as to indemnification for violations of securities laws.

4.4           Each Dealer, by its execution of a Selected Dealer Agreement with the Dealer Manager, severally will indemnify and hold harmless the Company, the Dealer Manager and each of their respective officers and directors (including any persons named in any of the Registration Statements with his consent, as about to become a director), each person who has signed any of the Registration Statements and each person, if any, who controls the Company and the Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any losses, claims, damages or liabilities to which the Company, the Dealer Manager, any such director or officer, or any such controlling person may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as a part thereof), Authorized Sales Materials (when read in conjunction with the Prospectus) or any Blue Sky Application, or (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof), Authorized Sales Materials (when read in conjunction with the Prospectus) or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case described in clauses (a) and (b) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of such Dealer specifically for use with reference to such Dealer in the Registration Statement, such Authorized Sales Materials or any such Blue Sky Application, or (c) any use of sales literature not authorized or approved by the Company or use of “broker-dealer use only” materials with members of the public concerning the Shares by such Dealer or Dealer's representatives or agents, or (d) any untrue statement made by such Dealer or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares, or (e) any failure by such Dealer to comply with Section VIII or Section XI or any other material violation of the Selected Dealer Agreement, or (f) any failure by such Dealer to comply with applicable laws governing money laundry abatement and anti-terrorist financing efforts, including applicable rules of FINRA, including the NASD Conduct rules, SEC Rules and the USA PATRIOT Act of 2001, or (g) any other failure by such Dealer to comply with applicable SEC Rules, or the rules of FINRA, including the NASD Conduct rules. Each such Dealer will reimburse the Company and the Dealer Manager and any such directors or officers, or controlling person, in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which such Dealer may otherwise have.

4.5           Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action (but in no event in excess of 30 days after receipt of actual notice), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4, notify in writing the indemnifying party of the commencement thereof and the omission so to notify the indemnifying party will relieve it from any liability under this Section 4 as to the particular item for which indemnification is then being  sought, but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 4.6) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

4.6           The indemnifying party shall pay all reasonable legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

4.7           The indemnity agreements contained in this Section 4 shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of any Dealer, or any person controlling any Dealer or by or on behalf of the Company, the Dealer Manager or any officer or director thereof, or by or on behalf of the Company or the Dealer Manager, (b) delivery of any Shares and payment therefor, and (c) any termination of this Dealer Manager Agreement or any Selected Dealer Agreement. A successor of any Dealer or of any of the parties to this Dealer Manager Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 4.  THE PARTIES HERETO INTEND THAT THE INDEMNITIES SET FORTH IN SECTION 4 BE CONSTRUED AND APPLIED AS WRITTEN ABOVE NOTWITHSTANDING ANY RULE OF CONSTRUCTION TO THE CONTRARY. WITHOUT LIMITING THE FOREGOING, THE INDEMNITIES SHALL, TO THE FULLEST EXTENT ALLOWED BY LAW, APPLY NOTWITHSTANDING ANY STATE’S “EXPRESS NEGLIGENCE RULE” OR SIMILAR RULE THAT WOULD DENY COVERAGE BASED ON AN INDEMNIFIED PERSON’S SOLE, CONCURRENT OR CONTRIBUTORY ACTIVE OR PASSIVE NEGLIGENCE OR STRICT LIABILITY. IT IS THE INTENT OF THE PARTIES THAT, TO THE EXTENT PROVIDED IN SECTION 4, THE INDEMNITIES SET FORTH HEREIN SHALL, TO THE FULLEST EXTENT ALLOWED BY LAW, APPLY TO AN INDEMNIFIED PERSON’S SOLE, CONCURRENT OR CONTRIBUTORY ACTIVE OR PASSIVE NEGLIGENCE OR STRICT LIABILITY. THE PARTIES AGREE THAT THIS PROVISION IS “CONSPICUOUS” FOR PURPOSES OF ALL STATE LAWS.

5.           Survival of Provisions

The respective agreements, representations and warranties of the Company and the Dealer Manager set forth in this Dealer Manager Agreement shall remain operative and in full force and effect regardless of (a) any termination of this Dealer Manager Agreement, (b) any investigation made by or on behalf of the Dealer Manager or any Dealer or any person controlling the Dealer Manager or any Dealer or by or on behalf of the Company or any person controlling the Company, and (c) the acceptance of any payment for the Shares.

6.           Applicable Law; Venue

This Dealer Manager Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by, the laws of the State of Texas; provided however, that causes of action for violations of federal or state securities laws shall not be governed by this Section. The Company, the Dealer Manager and each Dealer hereby acknowledge and agree that venue for any action brought hereunder or in connection herewith shall lie exclusively in Houston, Texas.

7. Counterparts

This Dealer Manager Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same agreement.

8.           Successors and Amendment

8.1           This Dealer Manager Agreement shall inure to the benefit of and be binding upon the Dealer Manager and the Company and their respective successors, and to the benefit of the Dealers to the extent set forth in Sections 1 and 4 hereof. Nothing in this Dealer Manager Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein.

8.2           This Dealer Manager Agreement may be amended by the written agreement of the Dealer Manager and the Company and, solely with respect to Section 3.3, of the Advisor.

9.           Term

This Dealer Manager Agreement may be terminated by the Dealer Manager or the Company (a) immediately upon notice to the other party in the event that the other party shall have materially failed to comply with any of the material provisions of this Dealer Manager Agreement on its part to be performed during the term of this Agreement or if any of the representations, warranties, covenants or agreements of such party contained herein shall not have been materially complied with or satisfied within the times specified or (b) upon 60 days' written notice.

In any case, this Dealer Manager Agreement shall expire at the close of business on the effective date that the Offering is terminated. The provisions of Sections 4 and 6 hereof shall survive such termination. In addition, the Dealer Manager, upon the expiration or termination of this Dealer Manager Agreement, shall promptly deliver to the Company all records and documents in its possession which relate to the Offering which are not designated as dealer copies. The Dealer Manager, at its sole expense, may make and retain copies of all such records and documents, but shall keep all such information confidential. The Dealer Manager shall use its best efforts to cooperate with the Company to accomplish any orderly transfer of management of the Offering to a party designated by the Company. Upon expiration or termination of this Dealer Manager Agreement, the Company shall pay to the Dealer Manager all commissions to which the Dealer Manager is or becomes entitled under Section 3 at such time as such commissions become payable.

10.           Confirmations

The Company hereby agrees to prepare and send confirmations to all purchasers of Shares whose subscriptions for the purchase of Shares are accepted by the Company.

11.           Suitability of Investors

The Dealer Manager will offer Shares, and in its agreements with Dealers will require that the Dealers offer Shares, only to persons who meet the suitability standards set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company and will only make offers to persons in the states in which it is advised in writing that the Shares are qualified for sale or that such qualification is not required. In offering Shares, the Dealer Manager will, and in its agreements with Dealers, the Dealer Manager will, require that the Dealers comply with the provisions of all applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Article III.C. and Article III.E.1. of the NASAA REIT Guidelines.

12.           Submission of Orders

12.1           Those persons who purchase Shares will be instructed by the Dealer Manager or the Dealer to make their checks payable to the Company, or as otherwise instructed by the Dealer.  The Dealer Manager and any Dealer receiving a check not conforming to such instructions shall return such check directly to such subscriber not later than the end of the next business day following its receipt. Checks received by the Dealer Manager or Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section 12. Transmittal of received investor funds will be made in accordance with the following procedures.

12.2           Where, pursuant to a Dealer's internal supervisory procedures, internal supervisory review is conducted at the same location at which subscription documents and checks are received from subscribers, checks will be transmitted by the end of the next business day following receipt by the Company for deposit.

12.3           Where, pursuant to a Dealer's internal supervisory procedures, final internal supervisory review is conducted at a different location, checks will be transmitted by the end of the next business day following receipt by the Dealer to the office of the Dealer conducting such final internal supervisory review (the “Final Review Office”).  The Final Review Office will in turn transmit by the end of the next business day following receipt by the Final Review Office such checks to the Company for deposit.

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Very truly yours,

HINES REAL ESTATE INVESTMENT TRUST, INC.

By: /s/ Charles N. Hazen
      Charles N. Hazen
      President and Chief Executive Officer

Accepted and agreed as of the date first above written:

HINES REAL ESTATE SECURITIES, INC.

By:	/s/ Robert F. Muller, Jr.
Robert F. Muller, Jr.
  President  — Retail Distribution

Accepted and agreed with respect to Section 3.3
of this Dealer Manager Agreement as of the date
first above written:

HINES ADVISORS LIMITED PARTNERSHIP

By:         Hines Advisors GP LLC,
its General Partner

By:                         /s/ Charles N. Hazen
Charles N. Hazen
President and Chief Executive Officer